Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Preliminary Results of Tender Offer for

Second-Priority Senior Secured Floating Rate Notes due 2014

COLUMBUS, Ohio – (January 31, 2013) – Pursuant to its previously announced tender offer and consent solicitation, Momentive Specialty Chemicals Inc. (the “Company”) received tenders from the holders of $89,000,000 aggregate principal amount, or approximately 74.37% of the outstanding amount, of the Second-Priority Senior Secured Floating Rate Notes due 2014 (the “Notes”) of its wholly-owned subsidiaries, Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC (collectively, the “Issuers”), by the early tender payment deadline, January 30, 2013 at 5:00 p.m., New York City time (the “Early Tender Time”). As a result, the requisite consent of holders of the Notes was obtained, and the Issuers and Wilmington Trust, National Association, as trustee under the indenture governing the Notes (the “Indenture”), plan to enter into a supplemental indenture implementing the proposed amendments to the Indenture, to, among other things, eliminate substantially all of the restrictive covenants contained therein and release collateral. These amendments will become operative at the time that the Company accepts such Notes for payment.

The complete terms and conditions of the tender offer for the Notes are detailed in the Company’s Offer to Purchase dated January 16, 2013 and the related Consent and Letter of Transmittal (the “Offer Documents”). The Company currently expects that on Thursday, January 31, 2013 it will accept for payment, subject to conditions set forth in the Offer Documents, all of the Notes validly tendered prior to the Early Tender Time.

Each holder who validly tendered its Notes prior to the Early Tender Time will receive, if such Notes are accepted for purchase pursuant to the tender offers, the total consideration of $1,002.50 per $1,000 principal amount of Notes tendered, which includes $972.50 as the tender offer consideration and $30.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes. The Early Settlement Date is expected to occur on Thursday, January 31, 2013.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on February 13, 2013, unless extended or earlier terminated (the “Expiration Time”). Because the Early Tender Time has passed, tendered Notes may no longer be withdrawn at any time, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes pursuant to the Offer Documents after the Early Tender Time will receive only the tender offer consideration and will not be entitled to receive an early tender payment if such Notes are accepted for purchase pursuant to the tender offers.

All the conditions set forth in the Offer Documents remain unchanged. If any of the conditions are not satisfied, the Company may terminate the tender offer and return tendered Notes not previously accepted. The Company has the right to waive any of the foregoing conditions with respect to the Notes and to consummate any or all of the tender offers. In addition, the Company has the right, in its sole discretion, to terminate the tender offer at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

J.P. Morgan Securities LLC is acting as Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to J.P. Morgan Securities LLC at (800) 245-8812 (toll-free) or at (212) 270-1200 (collect).

Global Bondholder Services Corporation is acting as the Information Agent for the tender offer. Requests for the Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others).

Neither the Company’s board of directors nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offer.

About Momentive Specialty Chemicals Inc.

Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC.

About Momentive

Momentive Performance Materials Holdings LLC (“Momentive”) is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. Its technology portfolio delivers tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings, including our quarterly reports on Form 10-Q. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Investors and Media:

John Kompa

614-225-2223

john.kompa@momentive.com

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